EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of RealD Inc. (the “Company”) on Form 10-Q for the quarterly period ended June 24, 2011, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Michael V. Lewis, Chief Executive Officer of the Company and Chairman of the Board of Directors, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.             The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.             The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Michael V. Lewis
Michael V. Lewis
Chief Executive Officer and
Chairman of the Board of Directors
(Principal Executive Officer)
July 28, 2011

This certification is being furnished solely to accompany this report pursuant to 18 U.S.C. 1350, and is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934 and is not to be incorporated by reference into any filing of the registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing.